REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
The Emerging Markets Infrastructure Fund, Inc.:

In planning and performing our audit of the financial statements and financial highlights of The Emerging Markets
 Infrastructure Fund, Inc. (the "Fund") for the year ended November 30, 1995, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would
 not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements do not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of November 30, 1995.



This report is intended solely for the information and use of management and Board of Directors of The Emerging
 Markets Infrastructure Fund, Inc. and the Securities and
 Exchange Commission.

Coopers & Lybrand L.L.P.			2400 Eleven Penn Center
Philadelphia, Pennsylvania			January 12, 1996